                                                                      EXHIBIT 99


                                                    REPUBLIC CONTACTS
                               Media Inquiries: Will Flower (954) 769-6392 Investor Inquiries: Tod Holmes (954) 769-2387
                                                    Ed Lang     (954) 769-3591


               REPUBLIC SERVICES, INC. REPORTS AN 11% INCREASE IN
    COMPARABLE EARNINGS PER SHARE THE COMPANY EXPANDS FINANCIAL DISCLOSURES


         FORT LAUDERDALE, FLA., JANUARY 26, 2000...Republic Services, Inc. (NYSE: RSG) today reported that for the three months ended December 31, 1999, pro forma net income was $52.5 million, or $0.30 per share. This represents an 11% increase from $47.6 million, or $0.27 per share, for the comparable period last year. Revenue increased 30% to $488.8 million from $377.4 million for the same period in 1998. Pro forma operating income for the three months ended December 31, 1999, increased 33% to $105.6 million compared to $79.4 million for the same quarter last year. Operating margins expanded to 21.6% compared to 21.0% in the comparable quarter in 1998.

         For the year ended December 31, 1999, pro forma net income increased by 16% to $206.8 million, or $1.18 per share, from $177.6 million, or $1.01 per share, for the comparable period last year. Revenue increased 34% to $1,838.5 million from $1,369.1 million for the same period last year. Pro forma operating income for the year ended December 31, 1999, increased 40% to $397.5 million compared to $284.3 million last year. Year-to-date operating margins rose to 21.6% compared to 20.8% last year.

         Pro forma operating results for the three and twelve months ended December 31, 1999 exclude pre-tax charges of $.5 million and $6.9 million, respectively, for costs related to the Company's separation from its former parent company, AutoNation, Inc. (NYSE: AN). Pro forma operating results also exclude a $2.9 million loss on the sale of the Company's only international operation, a collection and disposal business in Costa Rica, in November 1999.





                                    - more -

PAGE II


         Commenting on the Company's performance James E. O'Connor, Chief Executive Officer of Republic Services, said, "We are pleased with our strong performance during the fourth quarter of 1999. The operating platform which was formed in late 1998 and throughout 1999 - including the addition of 12 landfills, 17 transfer stations and 18 new markets - permitted us to internalize 48% of the waste we collected into our own disposal facilities. In addition, our focus on the fundamentals of the business helped us achieve our internal growth rate objective which was 7 to 8% during 1999. We believe that our continued focus on the fundamental elements of the waste business in our existing markets will serve us well in fiscal 2000 and beyond."

         Mr. O'Connor also announced that, "Beginning with this quarter, we are providing additional information regarding the Company's operating results. We believe that this information will help investors better understand the Company's financial condition."

         Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's various operating units are focused on providing solid waste collection services for commercial, industrial, municipal and residential customers.

                                      # # #

CERTAIN STATEMENTS AND INFORMATION INCLUDED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED, IN OR BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, WHETHER THE COMPANY'S ESTIMATES AND ASSUMPTIONS CONCERNING ITS SELECTED BALANCE SHEET ACCOUNTS, CLOSURE AND POST-CLOSURE COSTS, AVAILABLE AIRSPACE, AND PROJECTED COSTS AND EXPENSES RELATED TO THE COMPANY'S LANDFILLS AND PROPERTY, PLANT AND EQUIPMENT, TURN OUT TO BE CORRECT OR APPROPRIATE, AND VARIOUS FACTORS THAT WILL IMPACT THE ACTUAL BUSINESS AND FINANCIAL PERFORMANCE OF THE COMPANY SUCH AS COMPETITION IN THE SOLID WASTE INDUSTRY; DEPENDENCE ON ACQUISITIONS FOR GROWTH; THE COMPANY'S ABILITY TO MANAGE GROWTH; COMPLIANCE WITH AND FUTURE CHANGES IN ENVIRONMENTAL REGULATIONS; THE COMPANY'S ABILITY TO OBTAIN APPROVAL FROM REGULATORY AGENCIES IN CONNECTION WITH EXPANSIONS AT THE COMPANY'S LANDFILLS; THE ABILITY TO OBTAIN FINANCING ON ACCEPTABLE TERMS TO FINANCE THE COMPANY'S OPERATIONS AND GROWTH STRATEGY AND FOR THE COMPANY TO OPERATE WITHIN THE LIMITATIONS IMPOSED BY FINANCING ARRANGEMENTS; THE COMPANY'S DEPENDENCE ON KEY PERSONNEL; GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON LARGE, LONG-TERM COLLECTION CONTRACTS; RISK ASSOCIATED WITH UNDISCLOSED LIABILITIES OF ACQUIRED BUSINESSES; THE RISKS AND COSTS ASSOCIATED WITH THE DATE CHANGE IN THE YEAR 2000; RISKS ASSOCIATED WITH PENDING LEGAL PROCEEDINGS; AND OTHER FACTORS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             REPUBLIC SERVICES, INC.
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                      Three Months Ended            Twelve Months Ended
                                                          December 31,                 December 31,
                                                    -----------------------     -------------------------
                                                        1999         1998          1999            1998
                                                    ---------     ---------     ---------       ---------
Revenue                                             $   488.8     $   377.4     $ 1,838.5       $ 1,369.1

Expenses:
  Cost of operations                                    290.4         231.0       1,101.1           842.7
  Depreciation, amortization and depletion               45.4          29.8         163.2           106.3
  Selling, general and administrative                    47.4          33.5         171.4           120.8
  AutoNation overhead charges                              --           3.7           5.3            15.0
                                                    ---------     ---------     ---------       ---------

Operating income                                        105.6          79.4         397.5           284.3

Interest expense, net                                   (19.5)         (3.8)        (60.7)           (5.9)
Other income (expense), net                              (0.7)         (1.2)         (0.5)           (0.9)
                                                    ---------     ---------     ---------       ---------
Income before income taxes                               85.4          74.4         336.3           277.5

Provision for income taxes                               32.9          26.8         129.5            99.9
                                                    ---------     ---------     ---------       ---------
Net income                                          $    52.5     $    47.6     $   206.8       $   177.6
                                                    =========     =========     =========       =========



Basic and diluted earnings per share                $    0.30     $    0.27     $    1.18       $    1.01
                                                    =========     =========     =========       =========

Weighted average common and
    common equivalent shares outstanding                175.5         175.4         175.7           175.4
                                                    =========     =========     =========       =========



Amortization of goodwill and other intangibles      $     9.0     $     5.6     $    32.9       $    17.9
EBITDA                                              $   151.0     $   109.2     $   560.7       $   390.6



Note: These Pro Forma Consolidated Statements of Operations have been prepared assuming the Company's initial public offering and the repayment in full of amounts due to AutoNation, Inc. had occurred as of January 1, 1998. Pro Forma Consolidated Statements of Operations for the three and twelve months ended December 31, 1999 exclude pre-tax charges of $.5 million and $6.9 million, respectively, for costs related to the Company's separation from its former parent company, AutoNation, Inc. They also exclude a $2.9 million loss on the sale of the Company's operation in Costa Rica.

                             REPUBLIC SERVICES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)




                                                   Three Months Ended          Twelve Months Ended
                                                       December 31,                December 31,
                                                -----------------------     -------------------------
                                                   1999          1998         1999            1998
                                                ---------     ---------     ---------       ---------
Revenue                                         $   488.8     $   377.4     $ 1,838.5       $ 1,369.1

Expenses:
  Cost of operations                                290.4         231.0       1,101.1           842.7
  Depreciation, amortization and depletion           45.4          29.8         163.2           106.3
  Selling, general and administrative                47.4          33.5         171.4           120.8
  AutoNation overhead charges                          --           3.7           5.3            15.0
  Other charges                                       0.5            --           6.9              --
                                                ---------     ---------     ---------       ---------

Operating income                                    105.1          79.4         390.6           284.3

Interest expense, net                               (19.5)         (3.8)        (60.7)          (43.2)
Other income (expense), net                          (3.6)         (1.2)         (3.4)           (0.9)
                                                ---------     ---------     ---------       ---------

Income before income taxes                           82.0          74.4         326.5           240.2

Provision for income taxes                           31.6          26.8         125.7            86.5
                                                ---------     ---------     ---------       ---------
Net income                                      $    50.4     $    47.6     $   200.8       $   153.7
                                                =========     =========     =========       =========

Basic and diluted earnings per share            $    0.29     $    0.27     $    1.14       $    1.13
                                                =========     =========     =========       =========

Weighted average common and
    common equivalent shares outstanding            175.5         175.4         175.7           135.6
                                                =========     =========     =========       =========




Note: Prior to the Company's initial public offering in July 1998, all of the Company's common stock was owned by AutoNation, Inc.

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 1998. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the nine months ended September 30, 1999.

CASH FLOW

         The following table reflects certain components of the Company's consolidated statements of cash flows for the three and twelve months ended December 31, 1999 (in millions):

                                                          Three Months Ended   Twelve Months Ended
                                                          ------------------   -------------------
         Depreciation, amortization and depletion of
              property and equipment                            $  36.4           $  130.3
         Amortization of intangible assets                      $   9.0           $   32.9
         Capital expenditures                                   $ (76.4)          $ (294.5)


         During December 1999, the Company entered into a $100.0 million operating lease facility established to finance the acquisition of operating equipment (primarily revenue-producing vehicles). At December 31, 1999, $36.1 million was outstanding under the lease facility. The $36.1 million acquisition of vehicles is included in the capital expenditure amounts reflected in the table above.

         Capital expenditures include $1.1 million and $5.6 million of capitalized interest for the three and twelve months ended December 31, 1999, respectively.

         As of December 31, 1999, accounts receivable were $250.9 million, net of allowance for doubtful accounts of $14.2 million, resulting in days sales outstanding of 45 days (34 days net of deferred revenue).

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three and twelve months ended December 31, 1999 (in millions):

                                                      Three Months Ended                     Twelve Months Ended
                                                 ---------------------------           ----------------------------
         Collection:
           Residential                           $  103.7               21.2%          $  391.2                21.3%
           Commercial                               148.5               30.4%             548.5                29.8%
           Industrial                               117.0               23.9%             432.8                23.5%
           Other                                     12.6                2.6%              46.7                 2.6%
                                                 --------              -----           --------               -----
             Total collection                       381.8               78.1%           1,419.2                77.2%
         Transfer and disposal                      119.0                                 425.1
         Less: Intercompany                         (47.4)                               (159.1)
                                                 --------                              --------
           Transfer and disposal, net                71.6               14.7%             266.0                14.5%
         Other                                       35.4                7.2%             153.3                 8.3%
                                                 --------              -----           --------               -----
             Total revenue                       $  488.8              100.0%          $1,838.5               100.0%
                                                 ========              =====           ========               =====



         The following table reflects the Company's revenue growth for the three and twelve months ended December 31, 1999:

                                     Three Months Ended   Twelve Months Ended
                                     ------------------   -------------------
         Price                               2.5%                2.3%
         Volume                              5.3%                5.8%
                                            ----                ----
           Total internal growth             7.8%                8.1%
                                            ----                ----
         Acquisitions                       21.7%               26.2%
                                            ----                ----
           Total revenue growth             29.5%               34.3%
                                            ====                ====

SELECTED BALANCE SHEET ACCOUNTS

         The following table reflects the activity in the Company's allowance for doubtful accounts, accrued closure and post-closure, accrued self-insurance and amounts due to former owners during the twelve months ended December 31, 1999 (in millions):

                                            Allowance for      Closure and                        Amounts Due to
                                         Doubtful Accounts    Post-Closure      Self-Insurance     Former Owners
                                         -----------------    ------------      --------------    --------------
      Balance, December 31, 1998                $ 22.1            $ 73.4            $ 28.0           $ 26.7
      Additions charged to expense                 9.6              17.9              54.8               --
      Additions due to acquisitions, net           2.3              69.6               2.0             42.2
      Usage                                      (19.8)             (8.6)            (46.4)           (21.9)
                                                ------            ------            ------           ------
      Balance, December 31, 1999                  14.2             152.3              38.4             47.0
      Current portion                             14.2              23.7              21.7             47.0
                                                ------            ------            ------           ------
      Long-term portion                         $   --            $128.6            $ 16.7           $   --
                                                ======            ======            ======           ======


         Additions to accrued liabilities related to acquisitions are periodically reviewed during the year subsequent to the acquisition. During such reviews, accrued liabilities which are considered to be in excess of amounts required for a specific acquisition are reversed and charged against goodwill (cost in excess of net assets acquired).

CLOSURE AND POST-CLOSURE COSTS

         Landfill site closure and post-closure costs include estimated costs to be incurred for final closure of landfills and estimated costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued and charged to cost of operations based upon consumed airspace in relation to total available disposal capacity using the units-of-consumption method of amortization. The Company estimates future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on the technical standards of the Environmental Protection Agency's Subtitle D regulations and applicable state and local regulations. These estimates do not take into account discounts for the present value of total estimated costs.

         During the twelve months ended December 31, 1999, the Company consumed approximately 27.1 million cubic yards of airspace. During this same period, charges to expense for closure and post-closure were $17.9 million, or $.66 per cubic yard. As of December 31, 1999, accrued closure and post-closure costs were $152.3 million and, assuming that all available landfill capacity is used, the Company expects to expense approximately $528.4 million of additional closure and post-closure costs over the remaining lives of these facilities.

         The Company's estimates for closure and post-closure do not take into account discounts for the present value of total estimated costs. If total estimated costs were discounted to present value, they would be lower. Thus, if the Company discounted such costs, assuming closure and post-closure payments were made ratably over the life of the landfill and the post-closure period, respectively, and assuming the costs in current dollars are inflated by 2% until the expected time of payment and then discounted to present value at 6%, closure and post-closure expense would be reduced to $9.9 million, or $.37 per cubic yard, for the twelve months ended December 31, 1999, a reduction of $8.0 million, or $.29 per cubic yard, from recorded expense. In addition, if the Company discounted such costs, the present value of the expected future expense related to closure and post-closure assuming all available landfill capacity is used would decrease to $222.8 million.


LIFE CYCLE ACCOUNTING

         The Company uses life cycle accounting and the units-of-consumption method to recognize certain landfill costs. In life cycle accounting, all costs to acquire, construct, close and maintain a site during the post-closure period are capitalized or accrued and charged to expense based upon the consumption of cubic yards of available airspace. Costs and airspace estimates are developed annually by independent engineers together with the Company's engineers. These estimates are used by the Company's operating and accounting personnel to annually adjust the Company's rates used to expense capitalized costs and accrue closure and post-closure costs. Changes in these estimates primarily relate to modifications of available airspace, inflation and changes in regulations. Modifications of available airspace include the addition of airspace which lies in an expansion area that is determined as likely to be permitted.


LIKELY TO BE PERMITTED EXPANSION AIRSPACE

         Before airspace included in an expansion area is determined as likely to be permitted and, therefore, included in the Company's calculation of total available disposal capacity, the following criteria must be met:

         1. The land associated with the expansion airspace is either owned by the Company or is controlled by the Company pursuant to an option agreement;

         2. The Company is committed to supporting the expansion project financially and with appropriate resources;

         3. There are no identified fatal flaws or impediments associated with the project, including political impediments;

         4.   Progress is being made on the project;

         5.   The expansion is attainable within a reasonable time frame;
              and

         6. The Company believes it is likely the expansion permit will be received.

         Upon meeting the Company's expansion criteria, the rates used at each applicable landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted to include likely to be permitted airspace and all additional costs to be capitalized or accrued associated with the expansion airspace.

         The Company has identified three sequential steps that a landfill, which includes likely to be permitted expansion airspace in its total available disposal capacity, generally follows to obtain an expansion permit. These steps are as follows:

         1.   Obtaining approval from local authorities;

         2.   Submitting a permit application with state authorities; and

         3.   Obtaining permit approval from state authorities.

         Once a landfill meets the Company's expansion criteria, management continuously monitors each site's progress in obtaining the expansion permit. If at any point it is determined that an expansion area no longer meets the required criteria, the likely to be permitted airspace is removed from the landfill's total available capacity and the rates used at the landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted accordingly. The Company has never been denied an expansion permit for a landfill that included likely to be permitted airspace in its total available disposal capacity, although no assurances can be made that all future expansions will be permitted as designed.

AVAILABLE AIRSPACE

         The following table reflects landfill airspace activity for landfills owned or operated by the Company for the twelve months ended December 31, 1999:

                                    Balance as of      New          Landfills                           Changes in   Balance as of
                                     December 31,   Expansions   Acquired, Net   Permits    Airspace   Engineering    December 31,
                                         1998       Undertaken   of Divestitures Granted    Consumed    Estimates        1999
                                    -----------     ----------   --------------  --------   --------   -----------   -------------
      Permitted airspace:
        Cubic yards (in millions)       1,145.5           --          148.0          34.6      (27.1)         3.1       1,304.1
          Number of sites                    48                           7                                                  55

      Expansion airspace:
        Cubic yards (in millions)          84.6        184.6          135.1         (34.6)        --           --         369.7
          Number of sites                     7           11              4            (2)                                   20
                                        -------        -----        -------       -------    -------      -------       -------
      Total available airspace:
        Cubic yards (in millions)       1,230.1        184.6          283.1            --      (27.1)         3.1       1,673.8
                                        =======        =====        =======       =======    =======      =======       =======
        Number of sites                      48                           7                                                  55
                                        =======        =====        =======       =======    =======      =======       =======

         As of December 31, 1999, the Company owned or operated 55 solid waste landfills with total available disposal capacity estimated to be 1.7 billion in-place cubic yards. Total available disposal capacity represents the sum of estimated permitted airspace plus an estimate of airspace which is likely to be permitted. These estimates are developed annually by independent engineers together with the Company's engineers utilizing information provided by annual aerial surveys. As of December 31, 1999, total available disposal capacity is estimated to be 1.3 billion in-place cubic yards of permitted airspace plus .4 billion in-place cubic yards of expansion airspace which has been determined by the Company as likely to be permitted. Before airspace included in an expansion area is determined as likely to be permitted and, therefore, included in the Company's calculation of total available disposal capacity, it must meet the Company's expansion criteria.

         As of December 31, 1999, 20 of the Company's landfills meet the criteria for including expansion airspace in their total available disposal capacity. At projected annual volumes, these 20 landfills have an estimated remaining average site life of 37 years, including the expansion airspace. The total estimated remaining life of all of the Company's landfills is 38 years.

         As of December 31, 1999, three of the Company's landfills that meet the criteria for including expansion airspace had obtained approval from local authorities and are proceeding into the state permitting process. Also, as of December 31, 1999, eight of the Company's 20 landfills that meet the criteria for including expansion airspace had submitted permit applications to state authorities. The remaining nine landfills that meet the criteria for including expansion airspace are in the process of obtaining approval from local authorities and have not identified any fatal flaws or impediments associated with the expansions at either the local or state level.

INVESTMENT IN LANDFILLS

         The following table reflects changes in the Company's investments in landfills for the twelve months ended December 31, 1999 and the future expected investment as of December 31, 1999 (in millions):

                                                                Landfills
                                    Balance as of               Acquired,     Transfers
                                     December 31,  Capital       Net of          And
                                         1998      Additions   Divestitures  Adjustments
                                    -------------  ---------   ------------  -----------
      Non-depletable landfill land     $   55.3     $    1.9     $    8.7      $  (19.5)

      Landfill development costs          452.3         25.8        306.5          43.0

      Construction in progress
        -landfill                            --         32.9           --          11.4

      Accumulated depletion and
        amortization                      (90.3)          --           .5          (1.0)
                                       --------     --------     --------      --------
      Net investment in landfill
        land and development costs     $  417.3     $   60.6     $  315.7      $   33.9
                                       ========     ========     ========      ========

                                    Additions    Balance as of    Expected      Total
                                    Charged to    December 31,     Future      Expected
                                      Expense         1999       Investment   Investment
                                    ----------   ------------    ----------   ---------
      Non-depletable landfill land    $     --       $   46.4     $     --     $   46.4

      Landfill development costs            --          827.6      1,041.2      1,868.8

      Construction in progress
        -landfill                           --           44.3           --         44.3

      Accumulated depletion and
        amortization                     (44.3)        (135.1)          --       (135.1)
                                      --------       --------     --------     --------
      Net investment in landfill
        land and development costs    $  (44.3)      $  783.2     $1,041.2     $1,824.4
                                      ========       ========     ========     ========

         As of December 31, 1998, the Company owned or operated 48 solid waste landfills with total available disposal capacity estimated to be 1.2 billion in-place cubic yards. The Company's net investment in these landfills, excluding non-depletable land, was $362.0 million, or approximately $.29 per cubic yard.

         As of December 31, 1999, the Company owned or operated 55 solid waste landfills with total available disposal capacity estimated to be 1.7 billion in-place cubic yards. The Company's net investment in these landfills, excluding non-depletable land, was $736.8 million, or $.44 per cubic yard. The $.15 increase in the Company's investment per cubic yard from December 31, 1998 to December 31, 1999 is primarily due to the net acquisition of seven landfills. During the twelve months ended December 31, 1999, the Company's depletion and amortization expense relating to landfills was $44.3 million, or $1.63 per cubic yard.

         As of December 31, 1999, the Company expects to spend an estimated additional $1.0 billion on its existing landfills, primarily related to cell construction and environmental structures, over their expected remaining lives. The Company's total expected gross investment, excluding non-depletable land, estimated to be $1.9 billion, or $1.14 per cubic yard, is used in determining the Company's depletion and amortization expense based upon airspace consumed using the units-of-consumption method. The Company's estimates for expected future investment in landfills do not take into account discounts for the present value of total estimated costs (for further information, see "Closure and Post-Closure Costs").

PROPERTY, PLANT AND EQUIPMENT

         The following tables reflect the activity in the Company's property, plant and equipment accounts for the twelve months ended December 31, 1999 (in millions):


                       Gross Property, Plant and Equipment

                                     Balance as of                                 Acquisitions,                   Balance as of
                                      December 31,      Capital                        Net of      Transfers and    December 31,
                                         1998          Additions     Retirements    Divestitures    Adjustments         1999
                                     -------------     --------      -----------   -------------   -------------   -------------
      Other land                       $   79.6        $    4.6       $     --        $    2.0        $   (3.4)       $   82.8

      Non-depletable landfill
        land                               55.3             1.9             --             8.7           (19.5)           46.4

      Landfill development
        costs                             452.3            25.8             --           306.5            43.0           827.6

      Vehicles and equipment              806.4           138.9          (32.0)           48.5             (.5)          961.3

      Buildings and
         improvements                     152.0             8.0           (1.1)           14.9            13.7           187.5

      Construction in progress -
          landfill                           --            32.9             --              --            11.4            44.3

      Construction in progress -
          other                            23.5            46.2             --            (1.7)          (43.6)           24.4
                                       --------        --------       --------        --------        --------        --------
      Total                            $1,569.1        $  258.3       $  (33.1)       $  378.9        $    1.1        $2,174.3
                                       ========        ========       ========        ========        ========        ========


              Accumulated Depreciation, Amortization and Depletion


                                Balance as of   Additions                 Acquisitions,                   Balance as of
                                December 31,    Charged to                   Net of       Transfers and   December 31,
                                    1998         Expense     Retirements   Divestitures     Adjustments        1999
                                ------------    ----------   -----------  -------------   -------------   --------------
      Landfill development
        costs                     $ (90.3)       $ (44.3)      $   --        $  0.5          $ (1.0)       $(135.1)

      Vehicles and equipment       (353.5)         (80.1)        27.5           3.0             3.2         (399.9)

      Buildings and improve-
         ments                      (29.2)          (5.9)         0.9           0.9            (0.5)         (33.8)
                                  -------        -------       ------        ------          ------        -------
      Total                       $(473.0)       $(130.3)      $ 28.4        $  4.4          $  1.7        $(568.8)
                                  =======        =======       ======        ======          ======        =======




                                       ###

CERTAIN STATEMENTS AND INFORMATION INCLUDED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED, IN OR BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, WHETHER THE COMPANY'S ESTIMATES AND ASSUMPTIONS CONCERNING ITS SELECTED BALANCE SHEET ACCOUNTS, CLOSURE AND POST-CLOSURE COSTS, AVAILABLE AIRSPACE, AND PROJECTED COSTS AND EXPENSES RELATED TO THE COMPANY'S LANDFILLS AND PROPERTY, PLANT AND EQUIPMENT, TURN OUT TO BE CORRECT OR APPROPRIATE, AND VARIOUS FACTORS THAT WILL IMPACT THE ACTUAL BUSINESS AND FINANCIAL PERFORMANCE OF THE COMPANY SUCH AS COMPETITION IN THE SOLID WASTE INDUSTRY; DEPENDENCE ON ACQUISITIONS FOR GROWTH; THE COMPANY'S ABILITY TO MANAGE GROWTH; COMPLIANCE WITH AND FUTURE CHANGES IN ENVIRONMENTAL REGULATIONS; THE COMPANY'S ABILITY TO OBTAIN APPROVAL FROM REGULATORY AGENCIES IN CONNECTION WITH EXPANSIONS AT THE COMPANY'S LANDFILLS; THE ABILITY TO OBTAIN FINANCING ON ACCEPTABLE TERMS TO FINANCE THE COMPANY'S OPERATIONS AND GROWTH STRATEGY AND FOR THE COMPANY TO OPERATE WITHIN THE LIMITATIONS IMPOSED BY FINANCING ARRANGEMENTS; THE COMPANY'S DEPENDENCE ON KEY PERSONNEL; GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON LARGE, LONG-TERM COLLECTION CONTRACTS; RISK ASSOCIATED WITH UNDISCLOSED LIABILITIES OF ACQUIRED BUSINESSES; THE RISKS AND COSTS ASSOCIATED WITH THE DATE CHANGE IN THE YEAR 2000; RISKS ASSOCIATED WITH PENDING LEGAL PROCEEDINGS; AND OTHER FACTORS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.